SUBITEM 77E
LEGAL PROCEEDINGS

Since October
2003 Federated
and related entities
collectively Federated
 and various Federated
funds Funds have
 been named as
defendants in
several class
action lawsuits
now pending in the
United States
District Court
for the District
of Maryland The
lawsuits were
purportedly filed
on behalf of
people who purchased
owned andor redeemed
shares of Federated
sponsored mutual funds
during
specified periods
beginning November
1 1998 The suits are
generally similar in
alleging that Federated
engaged in illegal
and improper trading
practices including
market timing and late
trading in concert with
certain institutional
traders which allegedly
caused financial injury
to the mutual fund
shareholders
These lawsuits began to
be filed shortly after
Federateds first public
announcement that it had
received
requests for information
on shareholder trading
activities in the Funds
from the SEC the Office
of the
New York State Attorney
General NYAG and other
authorities In that regard
on November 28
2005 Federated announced
that it had reached final
settlements with the SEC
and the NYAG with respect
to those matters
Specifically the SEC
and NYAG settled
proceedings against
three Federated
subsidiaries involving
undisclosed market
timing arrangements
 and late trading The
 SEC made findings
that Federated
Investment Management
Company FIMC an
SECregistered investment
adviser to
various Funds and
Federated Securities
 Corp an SECregistered
brokerdealer and distributor
 for the
Funds violated provisions
 of the Investment Advisers

Act and Investment Company
Act by approving
but not disclosing three
market timing arrangements
or the associated conflict
of interest between FIMC
and the funds involved in
the arrangements either to
other fund shareholders or
to the funds board and
that Federated Shareholder
Services Company formerly an
 SECregistered transfer
agent failed to
prevent a customer and a
Federated employee from
late trading in violation
 of provisions of the
Investment Company Act The
NYAG found that such conduct
 violated provisions of
New York State
law Federated entered
into
the settlements without
admitting or denying the
regulators findings As
Federated previously reported
in 2004 it has already paid
approximately 80 million to
certain funds as
determined by an independent
consultant As part of these
settlements Federated agreed
to pay
disgorgement and a civil
money penalty in the aggregate
amount of an additional 72
million and among
other things agreed that it
would not serve as investment
adviser to any registered
investment company
unless i at least 75% of the
 funds directors are
independent of Federated
ii the chairman of each such
fund is independent of
Federated iii no action
may be taken by the funds
board or any committee
thereof unless approved by
a majority of the independent
trustees of the fund or
committee respectively
and iv the fund appoints a
 senior officer who reports
to the independent trustees
and is responsible for
monitoring compliance by the
fund with applicable laws and
fiduciary duties and for
managing the
process by which management
fees charged to a fund are
approved The settlements are
described in
Federateds announcement which
along with previous press
releases and related
communications on
those matters is available in
the About Us section of
Federateds
 website at
FederatedInvestorscom
Federated and various
Funds have
also been named as defendants
in
several additional lawsuits
 the
majority of which are now
pending
in the United States District
 Court
 for the Western District of
Pennsylvania alleging among
 other
things excessive advisory and
Rule 12b1 fees
The board of the Funds has
retained the law firm of
 Dickstein Shapiro LLP to
represent the Funds in these
lawsuits Federated and the
Funds and their respective
counsel are reviewing the
allegations and intend
to defend this litigation
 Additional lawsuits based
 upon similar allegations
may be filed in the future
 The
potential impact of these
lawsuits all of which seek
unquantified damages attorneys
fees and expenses
and future potential similar
 suits is uncertain Although
 we do not believe that these
lawsuits will have a
material adverse effect
on the Funds there can be
no assurance that these
suits ongoing adverse publicity
andor other developments
resulting from the regulatory
investigations will not
result in increased Fund
redemptions reduced sales
of Fund shares or other
adverse consequences for the Fun